JOINDER AGREEMENT

THIS JOINDER IN SUBSIDIARY GUARANTY and MASTER SECURITY AGREEMENT (this "Joinder") is executed as of July 20, 2005 by Infinity Technologies Inc., a Ontario corporation ("Joining Party"), and delivered to Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser"). Except as otherwise defined herein, terms used herein and defined in the Security and Purchase Agreement (as defined below) shall be used herein as therein defined.

                               W I T N E S S E T H:

        WHEREAS, On The Go Healthcare, Inc., a Ontario corporation (the "Company"), and the Purchaser, have entered into a Security and Purchase Agreement, dated as of July 14, 2005 (as amended, modified or supplemented from time to time, the "Security and Purchase Agreement"), providing for the issuance of the Notes and the Warrant and the execution of the Ancillary Agreements referred to in the Security and Purchase Agreement; and

        WHEREAS, the Joining Party is a direct Subsidiary of the Company and desires, or is required pursuant to the provisions of the Security and Purchase Agreement, to become a Guarantor under the Subsidiary Guaranty and an Assignor under the Master Security Agreement;

        NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Purchaser and hereby covenants and agrees with the Purchaser as follows:

        NOW, THEREFORE, the Joining Party agrees as follows:

1. By this Joinder, the Joining Party becomes (i) a Guarantor for all purposes under the Subsidiary Guaranty and (ii) an Assignor for all purposes under the Master Security Agreement.

2. The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Subsidiary Guaranty with respect to all Obligations (as defined in the Subsidiary Guaranty), and will be bound by all terms, conditions and duties applicable to a Guarantor under the Subsidiary Guaranty. Without limitation of the foregoing, and in furtherance thereof, the Joining Party unconditionally and irrevocably, guarantees the due and punctual payment and performance of all Obligations (on the same basis as the other Guarantors under the Subsidiary Guaranty).

3. The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the Master Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the Master Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Master Security Agreement), the Joining Party hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Purchaser and grants to the Purchaser a security interest in all Collateral (as defined in the Master Security Agreement), if any, now owned or, to the extent provided in the Master Security Agreement, hereafter acquired by it.

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4. In connection with the grant by the Joining Party, pursuant to paragraphs
   3 above, of a security interest in all of its right, title and interest in the Collateral (as defined in each of the Master Security Agreement) in favor of the Purchaser, the Joining Party (i) agrees to execute (if necessary) and deliver to the Purchaser such financing statements, in form acceptable to the Purchaser, as the Purchaser may request or as are necessary or desirable in the opinion of the Purchaser to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (as defined in each of the Master Security Agreement) owned by the Joining Party, (ii) authorizes the Purchaser to file any such financing statements without the signature of the Joining Party where permitted by law (such authorization includes a description of the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" of the Joining Party all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)) and (iii) agrees to execute and deliver to the Purchaser assignments of United States and Canadian trademarks, patents and copyrights (and the respective applications therefor) to the extent requested by the Purchaser.

5. Without limiting the foregoing, the Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each Guarantor pursuant to the Subsidiary Guaranty and
   (ii) each Assignor pursuant to the Master Security Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor, Assignor pursuant to the Subsidiary Guaranty and Master Security Agreement, respectively, and all other Ancillary Agreements to which it is or becomes a party.

6. Each of Schedules A and B of the Master Security Agreement is hereby amended by supplementing such Schedule with the information for the Joining Party contained on Schedules A and B attached hereto as Annex I.

7. This Joinder shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under the Subsidiary Guarantee, the Master Security Agreement or any Ancillary Agreement without the prior written consent of the Purchaser or as otherwise permitted by the Subsidiary Guarantee, the Master Security Agreement or any Ancillary Agreement. THIS JOINDER SHALL BE CONSTRUED
   AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE PROVINCE
   OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

8. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute an "Ancillary Agreement" for all purposes of the Security and Purchase Agreement and the Ancillary Agreements.

9. The effective date of this Joinder is July 20 2005.

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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.




                                INFINITY TECHNOLOGIES INC.


                                By:/s/Stuart Turk
                                ----------------------------
                                Name: Stuart Turk
                                Title:CEO




Accepted and Acknowledged by:


LAURUS MASTER FUND, LTD.

By:/s/David Grin
------------------------
Name:David Grin
Title: Director



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                                        ANNEX I

                                       SCHEDULE A



                                        JURISDICTION OF         ORGANIZATION
ENTITY                                  ORGANIZATION            IDENTIFICATION
                                                                NUMBER

The Mount International Company Ltd.    Ontario                 1040071
Infinity Technologies Inc.              Ontario                 763880




                                       SCHEDULE B

                                      ENCUMBRANCES



The International Mount Company Ltd.

                                   Reference File No
Secured                            & Registration No             Collateral
Party(ies)     Debtor (s)          (Registration Period)         Classification



Ingram Micro    The International  605160036 -                  Inventory,
                Mount Company Ltd. 20040503 1958 6076 0679      Equipment,
                                   (5 years)                    Accounts, Other

TD Bank         The International  876616839 -                  Inventory,
Clarke & Hilda  Mount Company Ltd. 20010927 1757 1531 8131      equipment
12142 CAS 3472  On The Go          (5 years)                    Accounts, Other
                                                                Motor Vehicle



Infinity Technologies Inc.

                                      Reference File No
Secured                               & Registration No         Collateral
Party(ies)      Debtor (s)            (Registration Period)     Classification


Jim Pattison    Infinity Technologies  894857418 -  Equipment,  Other, Motor ,
Industries Ltd. Inc                    20030530 1139 1590 6878  Vehicle, Amount
                                       (5 years)                Secured:$24,339
                                                                2003 Chev
                                                                Malibu

Jim Pattison    Infinity Technologies  892743534 -              Equipment,
Industries Ltd. Inc                    20030325 1559 1590 3755  Other, Motor
                                       (5 years)                Vehicle, Amount
                                                                Secured:$57,975
                                                                2003 Infiniti
                                                                G35

Toshiba of      Infinity Technologies  880614558 -              Inventory,
Canada Limited  Inc.                   20020215 1420 1462 5836  Accounts,
                                       (5 years)                Other

Jim Pattison    Infinity Technologies  879270453 -              Equipment,
Industries Ltd. Inc.                   20020102 1427 1590 4465  Other, Motor
                                       (5 years)                Vehicle, Amount
                                                                Secured:$53,818
                                                                2002 Lincoln
                                                                LS

Jim Pattison    Infinity Technologies  873792594 -              Equipment, ,
Industries Ltd. Inc.                   20010625 1320 1590 7140  Other, Motor
                                       (5 years)                Vehicle Amount
                                                                Secured$42,190
                                                                2002 Ford
                                                                Explorer XLT

Newcourt        Infinity Technologies  858121326 -              Inventory
Financial Ltd.  Inc.                   20000105 1736 1424 6156  Equipment
                                       (7 years)                Accounts
                                                                Other, Motor
                                                                Vehicle

Business        Infinity Technologies  853300026 -              Inventory
Development     Inc.                   19990722 1448 1530 7057  equipment,
Bank of Canada                         (10 years)               Accounts,
                                                                Other, Motor
                                                                Vehicle

Royal Bank of   Infinity Technologies  061179687 -              Inventory
Canada          Inc                    19931007 1538 0043 9078  Equipment
                                        (5 years)               Accounts
                                                                Other Motor
                                                                Vehicle

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